UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices)(Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2016, Nigel J. Ricketts was appointed as Vice President, Project and Market Development of the Company. Dr. Ricketts entered into an employment agreement with the Company pursuant to which he will receive an annual base salary of AUS$120,000 per year, reflecting a 50% time commitment to the Company. Pursuant to the employment agreement, the Company also granted Dr. Ricketts 400,000 stock options on and subject to the terms and conditions of the Company’s Stock Option Plan. The options will have a five year term, and the exercise price will be the market price on the date of grant. The options will vest as follows: 20% on grant, and the remaining 80% in four equal instalments every six months beginning six months from the date of grant. Future grants will be at the discretion of the Company’s Compensation Committee.

Dr. Ricketts is a metallurgist with a 30-year career in mine project, engineering, flowsheet design, and advanced research in metallurgy and alloy development. His career spans numerous specialty, base, and precious metals projects, including projects and processes targeting magnesium, aluminum, gold, copper, lateritic, nickel, palladium & PGM’s, lead-zinc, and scandium.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date July 8, 2016	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer